                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  February 13, 2002
                                                 -------------------------------


                             DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         DELAWARE                       0-17972                  41-1532464
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)





        11001 BREN ROAD EAST
        MINNETONKA, MINNESOTA                                      55343
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (952) 912-3444
                                                   -----------------------------

Item 2. Acquisition or Disposition of Assets.


         On February 13, 2002, Digi International Inc. ("Digi") completed its merger with NetSilicon, Inc. ("NetSilicon"). Pursuant to the previously announced Agreement and Plan of Merger, dated as of October 30, 2001, among Digi, Dove Sub Inc., a wholly owned subsidiary of Digi ("Dove Sub"), and NetSilicon (the "Merger Agreement"), NetSilicon merged with and into Dove Sub (the "Merger"). At a Special Meeting of Stockholders held on February 13, 2002, Digi's stockholders approved the issuance of shares of Digi common stock required to consummate the Merger.

         As a result of the Merger, each share of NetSilicon common stock issued and outstanding immediately prior to the effective time of the Merger has been converted into the right to receive .65 shares of Digi common stock. Each NetSilicon stockholder also had the right to elect to receive cash for some or all of his shares. However, because the cash elections by all NetSilicon stockholders would have required Digi to pay more than $15 million in cash in the Merger, under the terms of the Merger Agreement NetSilicon stockholders who elected to receive cash were cut back on a proportionate basis. Pursuant to the Merger Agreement the per-share cash payment for each share of NetSilicon common stock is $3.9969, which is equal to .65 times the average per-share closing price of Digi common stock on the Nasdaq National Market over the period of ten trading days ending on the third trading day before the closing of the Merger.

         Based on the number of shares of NetSilicon common stock outstanding on December 17, 2001 and NetSilicon stockholders' cash elections, Digi has paid $15 million in cash and issued approximately 6.4 million shares of Digi common stock, representing approximately 29% of the outstanding shares of Digi common stock after the Merger.

         NetSilicon designs and manufactures integrated solutions for manufacturers who want to build intelligence and Internet/Ethernet connectivity into their products. The NetSilicon solutions integrate system-on-silicon and software to provide a complete platform for Internet/Ethernet-connected devices. NetSilicon is enabling device intelligence and connectivity in a broad range of industries, including office imaging, industrial automation, telecommunications, building controls, security and retail point-of-sale. Digi expects to continue to use NetSilicon's assets in substantially the same manner as they were used by NetSilicon prior to the acquisition.

         There were no material relationships between Digi and NetSilicon prior to the consummation of the Merger. In accordance with the terms of the Merger Agreement, on February 12, 2002, Cornelius Peterson, VIII, who previously served as the Chairman and Chief Executive Officer of NetSilicon, was elected to the Board of Directors of Digi and named Senior Vice President of Business Development of Digi, effective as of the effective time of the Merger.

         On February 13, 2002, Digi issued a press release announcing the effectiveness of the Merger, a copy of which is attached hereto as Exhibit 99, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

                  The following information follows or is attached hereto as an exhibit:

                  (a)      Financial Statements of NetSilicon.

                           The financial statements required by this Item will be filed as soon as practicable, and in any event not later than April 29, 2002.

                  (b) Pro Forma Financial Information of Registrant and NetSilicon.

                           The pro forma financial information required by this Item will be filed as soon as practicable, and in any event not later than April 29, 2002.

                  (c)      Exhibits.

                           2. Agreement and Plan of Merger among Digi International Inc., Dove Sub Inc. and NetSilicon, Inc., dated as of October 30, 2001 (incorporated by reference to Annex A to the joint proxy statement/prospectus dated January 9, 2002, included in a Registration Statement on Form S-4 filed by Digi International Inc. on January 4, 2002, as amended (Reg. No. 333-74118)).

                           99.      Press Release dated February 13, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      DIGI INTERNATIONAL INC.



Date:  February 22, 2002              By /s/ Subramanian Krishnan
                                         ---------------------------------------
                                         Subramanian Krishnan
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer

                                  EXHIBIT INDEX


No.             Exhibit                                                                             Manner of Filing
---             -------                                                                             ----------------

2               Agreement and Plan of Merger among Digi International Inc., Dove Sub Inc. and       Incorporated by
                NetSilicon, Inc., dated as of October 30, 2001 (incorporated by reference to        Reference
                Annex A to the joint proxy statement/prospectus dated January 9, 2002, included in a Registration Statement on Form S-4 filed by Digi International Inc. on
                January 4, 2002, as amended (Reg. No. 333-74118)).

99              Press Release dated February 13, 2002.                                              Filed
                                                                                                    Electronically